Exhibit 99.1

News Release
Contact: Media: Robert E. "Chip" Coffee, Jr., President and Chief Executive Officer 843 388-8433
                Alan W. Jackson, Executive Vice President and Chief Financial Officer 843 388-8433
Website: www.tidelandsbank.com

FOR IMMEDIATE RELEASE

Tidelands Bancshares, Inc. Announces an Employee Stock Ownership Plan for its Employees

Mt. Pleasant, SC, May 17, 2007 - Tidelands Bancshares, Inc. (NASDAQ: TDBK), the holding company for Tidelands Bank, today announced the formation of an Employee Stock Ownership Plan (“ESOP”) for its employees. The ESOP will purchase shares of the Company’s common stock on the open market from time to time with funds generated from a loan from a third party lender. All employees of the Company meeting certain tenure requirements are entitled to participate in the ESOP. “We believe that our employees play a critical role in the success of our Company and that employee ownership of our stock will only further strengthen our Company’s future and continued growth,” said Robert E. Coffee, Jr., President and CEO.

Tidelands Bank, listed on the NASDAQ as TDBK, is a full-service, FDIC-insured coastal South Carolina bank. With a focus on entrepreneurs and working professionals, Tidelands offers checking, savings and loan services at its branches currently located in Summerville, Mt. Pleasant and Myrtle Beach, S.C., as well as a loan production office in Bluffton, S.C. Another three branches are scheduled to open in 2007. Named one of the fastest growing companies in South Carolina in 2006 by the state Chamber of Commerce, the bank’s current assets total $403 million.

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.